Sub-Item 77Q1(e)
                                AMENDMENT NO. 5
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of December 1, 2011, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                              W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to remove the following series portfolios: Invesco Municipal Fund, Invesco Tax-Exempt Securities Fund, Invesco Van Kampen California Insured Tax Free Fund and Invesco Van Kampen Insured Tax Free Income Fund;

     NOW, THEREFORE, the parties agree that;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "APPENDIX A
                           FUNDS AND EFFECTIVE DATES

NAME OF FUND                                                   EFFECTIVE DATE OF ADVISORY AGREEMENT
----------------------------------------------------------     ------------------------------------
Invesco High Income Municipal Fund                             June 1, 2000

Invesco Tax-Exempt Cash Fund                                   June 1, 2000

Invesco Tax-Free Intermediate Fund                             June 1, 2000

Invesco Van Kampen High Yield Municipal Fund                   February 12, 2010

Invesco Van Kampen Intermediate Term Municipal Income Fund     February 12, 2010

Invesco Van Kampen Municipal Income Fund                       February 12, 2010

Invesco Van Kampen New York Tax Free Income Fund               February 12, 2010

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR

     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                       INVESCO TAX-FREE INTERMEDIATE FUND

NET ASSETS                                        ANNUAL RATE
--------------------------------------------      -----------
First $500 million                                      0.30%
Over $500 million to and including $1 billion           0.25%
Over $1 billion                                         0.20%

                          INVESCO TAX-EXEMPT CASH FUND

NET ASSETS                                       ANNUAL RATE
--------------------------------------------     -----------
All  Assets                                             0.35%

                       INVESCO HIGH INCOME MUNICIPAL FUND

NET ASSETS                                       ANNUAL RATE
---------------------------------------------    -----------
First $500 million                                      0.60%
Over $500 million to and including $1 billion           0.55%
Over $1 billion to and including $1.5 billion           0.50%
Over $1.5 billion                                       0.45%

                  INVESCO VAN KAMPEN HIGH YIELD MUNICIPAL FUND

NET ASSETS                                       ANNUAL RATE
-------------------------------------------      -----------
First $300 million                                  0.60%
Next $300 million                                   0.55%
Over $600 million                                   0.50%

           INVESCO VAN KAMPEN INTERMEDIATE TERM MUNICIPAL INCOME FUND
                    INVESCO VAN KAMPEN MUNICIPAL INCOME FUND

NET ASSETS                                       ANNUAL RATE
----------------------                           -----------
First $500 million                                      0.50%
Over $500 million                                       0.45%

                INVESCO VAN KAMPEN NEW YORK TAX FREE INCOME FUND

NET ASSETS                                       ANNUAL RATE
---------------------                            -----------
First $500 million                                      0.47%
Over $500 million                                      0.445%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                                       AIM TAX-EXEMPT FUNDS
                                                 (INVESCO TAX-EXEMPT FUNDS)

Attest: /s/ Peter A. Davidson              By: /s/ John M. Zerr
        ----------------------------           ----------------------------
            Assistant Secretary                    John M. Zerr
                                                   Senior Vice President

(SEAL)

                                                      INVESCO ADVISERS, INC.

Attest: /s/ Peter A. Davidson              By: /s/ John M. Zerr
        -----------------------------          ----------------------------
          Assistant Secretary                      John M. Zerr
                                                   Senior Vice President

(SEAL)


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